Exhibit 99.1

Mersana Therapeutics Announces Option Agreement with GSK for the Co-Development and Commercialization of XMT-2056, an Immunosynthen ADC Targeting HER2

-	GSK receives exclusive global license option for XMT-2056

-	Mersana to receive $100 million upfront option purchase fee

-	If GSK exercises its option, Mersana to receive exercise payment; potential for additional development, regulatory and commercial milestone payments, plus tiered double-digit royalties on net sales

-	Mersana to co-develop XMT-2056; retains options for U.S. profit-sharing and U.S. co-promotion

-	Conference call today at 4:30 p.m. ET

CAMBRIDGE, Mass., August 8, 2022 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced a global collaboration that provides GSK plc (LSE/NYSE: GSK) an exclusive option to co-develop and commercialize XMT-2056, an Immunosynthen ADC that targets a novel epitope of HER2. XMT-2056 is designed to activate the innate immune system through STING signaling in both tumor-resident immune cells and in tumor cells.

“GSK brings highly complementary development and commercial capabilities, a wealth of immuno-oncology experience, a deep knowledge of the STING pathway and a shared vision for XMT-2056’s broad potential,” said Anna Protopapas, President and Chief Executive Officer of Mersana Therapeutics. “We believe this agreement solidifies Mersana’s position as a partner of choice during this momentous period in the ADC space and serves as validation for our Immunosynthen platform, which takes ADCs beyond the cytotoxic realm by enabling a targeted stimulation of the innate immune system. Additionally, the agreement structure demonstrates our ability to generate meaningful non-dilutive capital upfront to support the development of our innovative candidates while also providing the potential for meaningful downstream economics.”

In preclinical models, XMT-2056 demonstrated robust anti-tumor activity as a monotherapy in both HER2-high and HER2-low expressing models, and enhanced efficacy has been shown when used in combination with multiple approved agents, including trastuzumab, pertuzumab, anti-PD-1, or trastuzumab deruxtecan. Preclinical data also suggest that XMT-2056 has the potential to enable immunological memory for prolonged anti-tumor activity.

Mersana expects to initiate a Phase 1 clinical trial of XMT-2056 to investigate its potential in a range of HER2-expressing tumors such as breast, gastric and non-small-cell lung cancers. The U.S Food and Drug Administration recently granted an orphan drug designation to XMT-2056 for the treatment of gastric cancer.

John Lepore, Senior Vice President of Research, GSK, said, “At GSK, our goal is to bring transformational treatment options to patients with cancer, so we are pleased to be able to enter into this agreement for XMT-2056. Its preclinical data demonstrate how it might work to harness the immune system by activating the STING pathway, and its differentiated mechanism of action offers the potential for additional clinical benefit in patients with HER2-expressing tumors.”

Under the terms of the agreement, Mersana will receive an upfront option purchase fee of $100 million. Mersana also is eligible to receive up to $1.36 billion in the form of an option exercise payment and development, regulatory and commercial milestone payments if GSK exercises its option.

Mersana has retained options to profit-share and to co-promote in the United States. If it exercises its profit-share option, Mersana will be eligible to receive tiered royalties on net sales outside of the United States. If Mersana does not elect to profit-share, it is eligible to receive double-digit tiered royalties on global net sales.

If GSK opts into the license, the effectiveness of the license grant may be subject to customary closing conditions, including review under the Hart-Scott-Rodino Act.

Conference Call Reminder

Mersana will host a conference call today at 4:30 p.m. ET to discuss this collaboration, other business updates and its financial results for the second quarter of 2022. To access the call, please dial 646-307-1963 (domestic) or 800-715-9871 (international) and provide the Conference ID 4656534. A live webcast of the presentation will be available on the Investors & Media section of the Mersana website at www.mersana.com, and a replay of the webcast will be available in the same location following the conference call for at least 90 days.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to rapidly develop novel ADCs with optimal efficacy, safety and tolerability to meaningfully improve the lives of people fighting cancer. Mersana’s lead product candidate, upifitamab rilsodotin (UpRi), is a Dolaflexin ADC targeting NaPi2b that is being studied in UPLIFT, a single-arm registrational trial in patients with platinum-resistant ovarian cancer, as well as in UPGRADE, a Phase 1/2 umbrella trial evaluating UpRi in combination with other ovarian cancer therapies. Mersana’s earlier stage programs include XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). In addition, multiple partners are using Mersana’s platforms to advance their ADC pipelines. Mersana Therapeutics was named among the 2021 Top Places to Work in Massachusetts by The Boston Globe. Mersana routinely posts information that may be useful to investors on the “Investors and Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, those concerning Mersana’s collaboration with GSK; the development and potential commercialization of XMT-2056; the therapeutic potential of Mersana’s product candidates, including XMT-2056; the expected receipt of an up-front option payment from GSK; the potential to receive future option and milestone payments and royalties pursuant to the collaboration with GSK; Mersana’s options to share in U.S. profits/losses and to co-promote XMT-2056, if approved, in the United States; the terms and conditions of and conditions related to the ability to consummate the negotiated license transaction with GSK; and Mersana’s expected initiation of a Phase 1 clinical trial of XMT-2056. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the initiation of clinical trials and in the clinical development of Mersana’s product candidates; the risk that Mersana’s anticipated clinical trials may not be initiated on schedule, if at all; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; whether the outcomes of preclinical studies will be predictive of clinical trial results; risks to clinical trial site initiation, patient enrollment and follow-up, as well as to Mersana’s and its collaboration partners’ abilities to meet other anticipated deadlines and milestones, whether presented by the ongoing COVID-19 pandemic or otherwise; risks related to Mersana’s ability to maintain existing collaborations and realize the benefits thereof; expectations for regulatory approvals to conduct trials or to market products; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 9, 2022, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com